UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 28, 2017

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

As previously disclosed in a Form 8-K filed on April 5, 2017, on March 31, 2017, Enservco Corporation, a Delaware corporation (the “Company”) entered into the Tenth Amendment to the Amended and Restated Revolving Credit and Security Agreement (the “Amendment”) effective as of March 31, 2017, with respect to the Company’s Amended and Restated Revolving Credit and Security Agreement (the “2014 Credit Agreement”), dated as of September 12, 2014, by and among the Company and PNC Bank, National Association (“PNC”), an unaffiliated bank. The Amendment, among other things, required the Company to obtain at least $1.0 million subordinated indebtedness to be used to pay down amounts outstanding under the 2014 Credit Agreement. In addition, the Amendment required the Company to establish a $1.5 million letter of credit in favor of PNC. On March 31, 2017, the Company’s largest stockholder, Cross River Partners, L.P. (“Cross River”), established a letter of credit with an unaffiliated bank in the amount of $1.5 million in favor of PNC (the “Letter of Credit”). On May 10, 2017, Cross River provided the Company with $1.0 million in subordinated indebtedness, which the Company used to pay down amounts outstanding under the 2014 Credit Agreement. On May 11, 2017, PNC converted the Letter of Credit to cash proceeds, and on May 18, 2017, PNC applied said cash proceeds to pay down amounts outstanding under the 2014 Credit Agreement.

On June 28, 2017, the Company entered into a subordinated loan agreement (the “Subordinated Loan Agreement”) with Cross River, which documents the Company’s obligations to Cross River with respect to the above discussed financial accommodations made to the Company by Cross River in connection with the Amendment. In connection with the Subordinated Loan Agreement, on June 28, 2017, the Company delivered two subordinated promissory notes to Cross River in the amounts of $1 million and $1.5 million, respectively (each a “Note”, collectively, the “Notes” and, together with the Subordinated Loan Agreement, the “Subordinated Loan Documents”). The Notes each have a maturity date of June 28, 2022 (the “Maturity Date”) and bear interest at a fixed per annum rate of 10.0%. The Company will begin making quarterly payments of accrued interest under each Note on July 1, 2017 and will continue making such interest only payments until all of the Company’s obligations under the 2014 Credit Agreement have been satisfied. Once all of the Company’s obligations under the 2014 Credit Agreement have been satisfied, the Company will begin making quarterly payments of principal (based on an amortization schedule of 10 years) plus interest until the Maturity Date. On the Maturity Date, all amounts still outstanding under the Notes will become due and payable. The Company has the right to prepay the outstanding balance of all principal and interest of either or both Notes, in whole, subject to a prepayment penalty equal to the total interest that would have been due and payable on the next two quarterly payments following such prepayment.

The Subordinated Loan Agreement provides for borrowings in an aggregate principal amount of up to $2,500,000, which aggregate principal amount, as discussed above, has already been advanced. Once repaid or prepaid, the amounts borrowed pursuant to the Subordinated Loan Agreement may not be reborrowed. The Subordinated Loan Agreement contains customary representations and warranties of both the Company and Cross River. In addition, the Subordinated Loan Agreement incorporates by reference certain affirmative and negative covenants contained in the 2014 Credit Agreement. The Subordinated Loan Agreement also permits the Company to issue debt that is senior, pari passu, or junior to the Company’s obligations under the Subordinated Loan Agreement.

The Subordinated Loan Agreement also provides that, in the event the Company issues subordinated debt to one or more lenders that includes pricing terms that are more advantageous to those lenders than the comparable terms of the Subordinated Loan Agreement are to Cross River, the Company and Cross River will amend the Subordinated Loan Agreement to incorporate such more advantageous terms. In the event that the definitive agreement governing the Company’s issuance of such subordinated debt also includes material terms that are more advantageous to the Company than those contained in the Subordinated Loan Agreement, the Company and Cross River will include such more advantageous terms in any such amendment of the Subordinated Loan Agreement.

2

In connection with the Subordinated Loan Agreement, on June 28, 2017, the Company issued Cross River two five-year warrants (the “Warrants”) to buy an aggregate total of 1,612,902 shares of the Company’s common stock at an exercise price of $0.31 per share, the average closing price of the Company’s common stock for the 20 day period ended May 11, 2017.

The indebtedness evidenced by the Subordinated Loan Documents is subordinated to the Company’s existing indebtedness under the 2014 Credit Agreement, in accordance with the terms and conditions of the subordination agreement dated as of June 28, 2017 among Cross River, PNC, and the Company.

The descriptions of the Subordinated Loan Agreement, the Notes, and the Warrants set forth above do not purport to be complete and are qualified in their entirety by reference to the Subordinated Loan Agreement, the Notes, and the Warrants, copies of which are attached as exhibits hereto. Furthermore, the description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 5, 2017.

Item 2.03.     Creation of a Direct Financial Obligation

See Item 1.01 above for a discussion of the Company’s obligations to Cross River pursuant to the Subordinated Loan Documents.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits

  10.1     Subordinated Loan Agreement

  10.2     Subordinated Promissory Note – $1.0 Million

  10.3     Subordinated Promissory Note – $1.5 Million

  10.4     Warrant – 645,161 Shares

  10.5     Warrant – 967,741 Shares

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: July 3, 2017	By:	/s/ Ian Dickinson
Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subordinated Loan Agreement
10.2	Subordinated Promissory Note – $1.0 Million
10.3	Subordinated Promissory Note – $1.5 Million
10.4	Warrant – 645,161 Shares
10.5	Warrant – 967,741 Shares

5